Exhibit 10.5

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (“Agreement”), effective as of June 1, 2015 (“Effective Date”) is entered into by and between UPAY, Inc. (herein referred to as the “Company”) and Rainmaker Group Consulting, LLC. (herein referred to as the “Consultant”).

RECITALS

WHEREAS, the Company is a private corporation that seeks to become a publicly traded corporation through, among other things, the filing of an S-1 Registration Statement (“S-1”) and is interested in the services to be provided by the Consultant; and

WHEREAS, Company desires to engage the services of Consultant to represent the Company.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.             Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing as of the Effective Date and ending upon the filing of the S-1.

2.             Duties of Consultant. The Consultant agrees that it will generally provide the following specified pre-public referral consulting services:

(i)	Referrals from the Consultant to Company JC, regarding the following professionals:
(a)	PCAOB auditors
(b)	Accounting professionals experienced in GAAP accounting
(c)	Edgar services
(d)	Transfer agents
(e)	Securities Attorney
(f)	Other professionals as requested by the Company
(ii)	Assisting with review of an S-1 Registration Statement
(iii)	Coordinate with professionals involved in the S-1 Registration Process, including the Company’s Chief Executive Officer, securities attorney and auditor, for the purpose of efficiently coordinating the S-1 Registration Process.
(iv)	Consult with and assist the Company in developing the Company’s business plan, strategy and personnel.

3.             Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement It is also understood that the Company is entering into this Agreement with Consultant, a corporation and not any individual member or employee thereof, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of the Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

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4.             Remuneration. The Company shall pay to the Finder a fee of 10,000 cashless warrants (the “Warrants”) to be issued within 10 days of the Company receiving an Effectiveness Notice from the Securities and Exchange Commission regarding the Company’s Form S-1 filing (“the “Warrant Issuance Date”). The Warrants shall: (a) have an exercise price of $5.00; and (b) will be exercisable for a period of 2 years from the Warrant Issuance Date.

5.             Non-Assignability of Services. Consultant’s services under this contract may be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets wherein the Company becomes a minority constituent of the combined Company. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assignability of Consultant’s services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein, and the preservation of the value thereof consistent with the rights granted to Consultant by Company herein. Consultant shall not assign its rights or delegate its duties hereunder without the prior written consent of Company.

6.             Expenses. Consultant agrees to pay for all of its expenses (phone, mailing, faxing, labor, etc.), but not travel expenses exceeding _ miles from the Consultant’s business, in which case travel expenses shall be approved in advance by the Company in writing prior to Company incurring an obligation for reimbursement.

7.             Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney’s fees as incurred with respect thereto resulting from Consultant’s communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant’s communication or dissemination of information not provided or authorized by the Company. Consultant warrants and represents that all oral communications, written documents, or materials furnished to third parties by Consultant, originating with Consultant and to the extent not mirroring material furnished by Company, shall be accurate in all material respects. Consultant will protect, indemnify and hold harmless Company against any claims or litigation including any damages, liability, cost and reasonable attorneys fees as incurred with respect thereto resulting from any claims or litigation resulting from Consultant’s communication or dissemination of information not provided or authorized by the Company, or from Consultant’s negligence or misconduct.

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8.             Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9.             Legal Representation. Each of Company and Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

10.           Status as Independent Contractor. Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11.           Attorney’s Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

13.           Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

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12.           Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

UPAY, Inc.
3010 LBJ Freeway 12th floor
Dallas, TX 75234
Attn: Wouter A. Fouche

Consultant:

Rainmaker Group Consulting, LLC
5036 Dr. Phillips Blvd., Suite 322
Orlando, FL 32819
Attn: James Cohen, Jr.

13.           Choice of Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the jurisdiction in which an arbitration or action is commenced.

14.           Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to activities or remuneration under this Agreement, shall be settled by binding arbitration in Orange County, Florida if commenced by Company, and in Orange County, Florida, if commenced by Consultant, in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

15.           Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AGREED TO:

Company (UPAY, Inc.):

By:	/s/ Wouter A. Fouche
Wouter A. Fouche, Chief Executive Officer

Consultant: (Rainmaker Group Consulting, Inc.):

By:	/s/ James Cohen, Jr.
James Cohen, Jr., Managing Member

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